DAVID M. LOEV, ATTORNEY AT LAW
                         2777 ALLEN PARKWAY, SUITE 1000
                                HOUSTON, TX 77019
                               713-524-4110 PHONE
                             713-524-4122 FACSIMILE

February  14,  2003

Harbour  Front  Holdings,  Inc.
300  Park  Avenue,  Suite  1700
New  York,  New  York  10022

Re:     Form  S-8  Registration  Statement

Gentlemen:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of Harbour Front Holdings, Inc. (the "Company") covered by a Form S-8 Registration Statement, as amended through the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

1. 10,000,000 shares of common stock, $.001 par value (the "Shares") issuable pursuant to the following:
a.)  Consulting  agreement  dated  February  14,  2003  with  EAMC  Corp.
b.)  Consulting  agreement  dated  February 14, 2003 with CLX & Associates, Inc.
c.)  Consulting  agreement  dated  February 14, 2003 with Pacific West Holdings,
     Inc.
d.)  Consulting  agreement  dated  February  14,  2003  with  David  M.  Loev

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Agreement, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

Based on the foregoing, it is our opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

     Sincerely,

     /s/  David  M.  Loev,  Attorney  at  Law

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